Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, October 26, 2020 /PRNewswire/ — Mirati Therapeutics, Inc. (Nasdaq: MRTX) today announced that it intends to offer and sell in an underwritten public offering $700.0 million of shares of its common stock and a selling stockholder intends to offer 375,000 shares in the offering. In addition, Mirati and the selling stockholder expect to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of the total shares offered in the public offering at the public offering price, less the underwriting discounts and commissions. Mirati will not receive any proceeds from the sale of shares in the offering by the selling stockholder. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC, SVB Leerink LLC, Cowen and Company, LLC and Evercore Group, L.L.C. are acting as joint book-running managers in the offering.

The securities described above are being offered pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; or from Cowen and Company, LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com; or from Evercore Group, L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics (NASDAQ: MRTX) is a San Diego-based late-stage biotechnology company relentlessly focused on translating drug discovery and research into new treatments for patients by advancing and delivering novel therapeutics that target the genetic and immunologic drivers of cancer. Mirati is advancing a novel pipeline to treat large patient populations across multiple programs and tumor types, including two programs, adagrasib and sitravatinib, in registration-enabling studies to treat non-small cell lung cancer (NSCLC).

Adagrasib is an investigational small molecule and selective KRAS G12C inhibitor in clinical development as a monotherapy and in combinations. MRTX1133 is an investigational small molecule and selective KRAS G12D inhibitor in preclinical development.

Sitravatinib is an investigational spectrum-selective inhibitor of receptor tyrosine kinases (RTK) designed to enhance immune responses through the inhibition of immunosuppressive signaling. Sitravatinib is being evaluated in multiple clinical trials to treat patients who are refractory to prior immune checkpoint inhibitor therapy, including a Phase 3 trial of sitravatinib in combination with nivolumab in NSCLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the proposed public offering. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Forward-looking statements are based on current expectations of management and on what management believes to be reasonable assumptions based on information currently available to them, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the SEC. Except as required by law, Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Relations and Media Contact:

Temre Johnson

Director, Investor Relations & Corporate Communications

(858) 332-3562

ir@mirati.com